Exhibit C

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the Schedule 13D to which this agreement relates is filed on behalf of each of the undersigned and that all subsequent amendments to the Schedule 13D to which this agreement relates shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: February 17, 2017

[Signatures on following page]

FR Bison Merger Sub, Inc.

By:	/s/ Matthew S. Raben
Name: Matthew S. Raben
Title: Vice President and Secretary

FR Bison Holdings, Inc.

By:	/s/ Matthew S. Raben
Name: Matthew S. Raben
Title: Vice President and Secretary

First Reserve Energy Infrastructure Fund II, L.P.

By: First Reserve Energy Infrastructure GP II, L.P., its general partner

By: First Reserve Energy Infrastructure GP II Limited, its general partner

By:	/s/ Matthew S. Raben
Name: Matthew S. Raben
Title: Managing Director

FREIF II Echo AIV, L.P.

By: First Reserve Energy Infrastructure GP II, L.P., its general partner

By: First Reserve Energy Infrastructure GP II Limited, its general partner

By:	/s/ Matthew S. Raben
Name: Matthew S. Raben
Title: Managing Director

First Reserve Energy Infrastructure GP II, L.P.

By: First Reserve Energy Infrastructure GP II Limited, its general partner

By:	/s/ Matthew S. Raben
Name: Matthew S. Raben
Title: Managing Director

First Reserve Energy Infrastructure GP II Limited

By:	/s/ Matthew S. Raben
Name: Matthew S. Raben
Title: Managing Director

William E. Macaulay

By:	/s/ Anne E. Gold
Anne E. Gold, attorney-in-fact

[Signature page to Joint Filing Agreement with respect to Gas Natural Inc.]